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   T. ROWE PRICE TAX-FREE INSURED INTERMEDIATE BOND FUND, INC.

                        POWER OF ATTORNEY


     RESOLVED, that the Corporation and each of its directors do hereby constitute and authorize, William T. Reynolds, Joel H. Goldberg, and Henry H. Hopkins, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Corporation, to be offered by the Corporation, and the registration of the Corporation under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation on its behalf, and to sign the names of each of such directors and officers on his behalf as such director or officer to any amendment or supplement (including Post-Effective Amendments) to the Registration Statement on Form N-1A of the Corporation filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Registration Statement on Form N-1A of the Corporation under the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed by its President and the same attested by its Secretary, each thereunto duly authorized by its Board of Directors, and each of the undersigned has hereunto set his hand and seal as of the day set opposite his name.


                    T. ROWE PRICE TAX-FREE INSURED INTERMEDIATE BOND FUND, INC.

                         /s/Charles B. Hill
                    By:  ____________________________________
                         Charles B. Hill, President

April 24, 1997

Attest:

/s/Lenora V. Hornung
_____________________________
Lenora V. Hornung, Secretary


/s/Charles B. Hill
_____________________________                       President April 24, 1997
Charles B. Hill            (Principal Executive Officer)

/s/Carmen F. Deyesu
_____________________________                       Treasurer April 24, 1997
Carmen F. Deyesu           (Principal Financial Officer)

/s/Robert P. Black
_____________________________                       Director  April 24, 1997
Robert P. Black

/s/Calvin W. Burnett
_____________________________                       Director  April 24, 1997
Calvin W. Burnett

/s/Anthony W. Deering
_____________________________                       Director  April 24, 1997
Anthony W. Deering

/s/F. Pierce Linaweaver
_____________________________                       Director  April 24, 1997
F. Pierce Linaweaver

/s/William T. Reynolds
_____________________________                       Director  April 24, 1997
William T. Reynolds

/s/James S. Riepe
_____________________________                       Director  April 24, 1997
James S. Riepe

/s/John G. Schreiber
_____________________________                       Director  April 24, 1997
John G. Schreiber

/s/M. David Testa
_____________________________                       Director  April 24, 1997
M. David Testa